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                                                                      EXHIBIT 23


June 27, 2002


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated May 11, 2002 and revised June 6, 2002 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in Amendment No. 1 to the Company's report on Form 10-QSB for the fiscal quarter ended March 31, 2002.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA